UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2018

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street – 12th Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(646) 205-1603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refers to Tyme Technologies, Inc., a Delaware corporation (“Tyme”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 21, 2018, stockholders of the Company approved, by written consent, the following proposals:

1)	re-election of the following individuals as directors of the Company:

Name of Director Nominee	Votes For	Votes Against	Votes Abstain
Steve Hoffman	53,360,975	0	0
Michael Demurjian	53,360,975	0	0
Dr. Gerald Sokol	53,360,975	0	0
Timothy C. Tyson	53,360,975	0	0
Tommy G. Thompson	53,360,975	0	0
Paul L. Sturman	53,360,975	0	0
James Biehl	53,360,975	0	0
David Carberry	53,360,975	0	0
	58.7%	0%	0%

2)	our 2016 Director Stock Option Plan, as amended;

3)	an amendment to our 2015 Equity Incentive Plan; and

4)	an amendment to our Amended and Restated Certificate of Incorporation to:

a.	implement a classified Board of Directors,

b.	authorize the Board of Directors to exclusively fill any and all vacancies occurring on the Board,

c.	authorize the Board of Directors to exclusively have the power to change, and set, the size of the Board, and

d.	authorize the Board of Directors to exclusively have the power to call a special meeting of stockholders.

As of the date of this report, we had received the written consent of stockholders representing 58.7% of the Company’s outstanding common stock. The actions and agreements authorized by the written consent will become effective on the twentieth calendar day after the mailing of the Company’s Information Statement on Schedule 14C to its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: February 26, 2018	By:	/s/ Ben R. Taylor
Ben R. Taylor, President and Chief Financial Officer